Exhibit 99.3

CECO Environmental Corp.

April 7, 2026

CONSENT OF CITIGROUP GLOBAL MARKETS INC.

We hereby consent to the use of our name and to the inclusion of our opinion letter, dated February 23, 2026, as Annex B to, and the reference thereto under the captions “Summary—Opinion of CECO’s Financial Advisor,” “The Mergers—Recommendation of the CECO Board and Reasons for the Mergers,” “The Mergers—Opinion of CECO’s Financial Advisor” and “The Mergers—Certain Unaudited Prospective Financial Information” in the joint proxy statement/prospectus of CECO Environmental Corp. and Thermon Group Holdings, Inc., which the joint proxy statement/prospectus is part of the Registration Statement on Form S-4 of CECO Environmental Corp. (the “Registration Statement”). By giving such consent we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

	By:	/s/ Citigroup Global Markets Inc.
CITIGROUP GLOBAL MARKETS INC.
New York, New York
April 7, 2026